                         DESIGN TO DISTRIBUTION LIMITED

                                       AND

                          CELESTICA INTERNATIONAL INC.

                                       AND

                                 CELESTICA INC.





                        ---------------------------------

                           D2D EMPLOYEE SHARE PURCHASE

                                 AND OPTION PLAN

                                     (1997)

                        ---------------------------------







                                DECEMBER 4, 1997
                   AS AMENDED AND RESTATED ON NOVEMBER 8, 2000

                         DESIGN TO DISTRIBUTION LIMITED

                                       AND

                          CELESTICA INTERNATIONAL INC.

                                       AND

                                 CELESTICA INC.

               D2D EMPLOYEE SHARE PURCHASE AND OPTION PLAN (1997)

                              STATEMENT OF PURPOSE

                  The purpose of this D2D Employee Share Purchase and Option Plan (1997) (the "Plan") is to provide a means whereby Celestica Inc. ("Celestica") and its wholly-owned subsidiary, Celestica International Inc. ("Celestica International"), may, through the sale of Subordinate Voting Shares and the grant of options to acquire Subordinate Voting Shares to certain full-time employees of Celestica's indirect Subsidiary, Design to Distribution Limited ("D2D"), and its Subsidiaries, motivate those employees to exert their best efforts on behalf of Celestica and its Subsidiaries and to align closely the personal interests of employees with those of the shareholders of Celestica.

                  Participation in the Plan is entirely voluntary. No employee of D2D or any of its direct and indirect Subsidiaries is obligated, as a term or condition of employment or otherwise, to participate in the Plan, and failure to participate shall not in any way affect employment.

                  D2D, Celestica, Celestica International, Onex and a wholly-owned Subsidiary of Celestica International, Celestica Employee Nominee Corporation (the "Nominee"), have entered into an agreement (the "Nominee Agreement") pursuant to which, among other things, the Nominee has agreed to act as nominee holder of Subordinate Voting Shares and options to acquire Subordinate Voting Shares issued pursuant to this Plan.

                                    ARTICLE I

                                 INTERPRETATION

1.1 DEFINITIONS. The following capitalized terms when used in the Plan shall have the respective meanings set forth below in this Section 1.1 unless the context otherwise requires.

         "ADDITIONAL AMOUNT" has the meaning set out in Section 6.9.

         "ADMINISTRATOR" has the meaning set out in Section 2.2.

         "APPROVED TRANSFEREE" has the meaning set out in Section 6.1(c).

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated annual financial statements of Celestica, prepared in accordance with GAAP.

         "AUDITORS" means the firm of chartered accountants appointed from time to time as the auditors of Celestica.

         "BASE OPTION" means an option granted pursuant to Section 5.3(a) to purchase one or more Subordinate Voting Shares from Celestica pursuant to the terms of this Plan, and includes the agreement setting forth the same.

         "BASE OPTION EXERCISE PRICE" has the meaning set out in Section 5.3(a).

         "CELESTICA" means Celestica Inc. and any successor thereof.

         "CELESTICA BOARD" means the board of directors of Celestica or any committee of the same charged with the responsibility of administering the Plan.

         "CELESTICA EMPLOYEE" means a person who is employed in a full time capacity by Celestica or any Subsidiary of Celestica.

         "ELIGIBLE PERSONS" means full-time employees of D2D and its direct and indirect Subsidiaries.

         "EMPLOYMENT TERMINATION DATE" means the date on which a Participant ceases to be a Celestica Employee.

         "FISCAL YEAR" means a fiscal year of Celestica.

         "GAAP" means generally accepted accounting principles which have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor bodies thereto.

         "IMMEDIATE FAMILY MEMBER" means, in respect of a Participant, such Participant's spouse (including a common law spouse), such Participant's children and such Participant's parents.

         "LIBOR RATE" means, in respect of any amount of money owed by a party to another party pursuant to the terms of this Plan, for each 30-day period or part thereof during which such amount is outstanding, the rate of interest in effect as of the first day of such 30 day period for 30-day LIBOR U.S. Dollar loans.

         "MANAGEMENT REPRESENTATIVES" means the persons appointed from time to time as the Chief Executive Officer of Celestica International and the Chief Financial Officer of Celestica International.

         "MARKET PRICE" as at any date in respect of Subordinate Voting Shares shall be the per Subordinate Voting Share weighted average closing price of such Subordinate Voting Shares on The New York Stock Exchange (or, if such shares are not then listed and posted for trading on The New York Stock Exchange, on such stock exchange in North America or national dealer quotation system on which such Shares are listed and posted for trading or quoted, as applicable, as may be selected for such purpose by the Celestica Board) for the ten trading days immediately preceding such date. In the event that such Subordinate Voting Shares did not trade on any such trading day, the Market Price shall be the average of the averages of the bid and ask prices in respect of such Subordinate Voting Shares at the close of trading on each such trading day.

         "NOMINEE SUBSCRIPTION" means a subscription by the Nominee for Plan Shares, or an offer by the Nominee to purchase Plan Shares from Onex, in each case as provided for in Section 3.3.

         "ONEX" means Onex Corporation or its successors.

         "OPTIONEE" means the Nominee in its capacity as agent for a particular Participant to whom an Option has been granted under the Plan.

         "OPTIONS" means, collectively, the Target Options and the Base Options.

         "PARTICIPANT" means any Eligible Person for the benefit of whom the Nominee acquires and holds Subordinate Voting Shares pursuant to and in accordance with this Plan and, upon the death of such Eligible Person, shall include any such Eligible Person's estate.

         "PARTICIPANT DIRECTION AND AGREEMENT" means a direction and agreement by a Participant, accompanied by the necessary payment, agreeing to participate in the Plan and directing the Nominee to execute and deliver a Nominee Subscription pursuant to and in accordance with this Plan.

         "PARTICIPANT LOAN" means any loan or loans made by a financial institution at any time or from time to time to a Participant who is a Senior Employee in connection with the purchase by the Nominee, as agent for and for the benefit of such Participant, of Plan Shares pursuant to Section 3.3 which are guaranteed by D2D or any of its Subsidiaries in accordance with Section 3.6, and shall include any interest from time to time accrued and unpaid thereon.

         "PARTICIPANT REIMBURSEMENT AMOUNT", with respect to a Participant at any time, means: (a) the amount owing by such Participant to Celestica and/or D2D, as applicable, at such time pursuant to Article VII as set out in the notice to such Participant contemplated by Section 7.3; plus
         (b) interest thereon calculated on the basis of the Libor Rate plus 2.5% from the time such amount in clause (a) of this definition arose to the date the same is reimbursed in accordance with Section 7.4, 7.5 or otherwise.

         "PERMITTED TRANSFEREE" has the meaning set out in Section 6.1.

         "PERSONAL ENTITY" means, in respect of a Participant, a trust, partnership, corporation or other entity established by or for the benefit of the Participant and/or any of such participant's Immediate Family Members, all of the voting and equity interests of which or all of the assets or other ownership interests in which are, directly or indirectly, beneficially owned or controlled by, or under common control with, or for the benefit of, the foregoing person or persons.

         "PLAN SECURITIES" means, collectively, Plan Shares and Options.

         "PLAN SHARES" means, collectively, (i) any Subordinate Voting Shares that are acquired and held by the Nominee as agent for and for the benefit of Participants pursuant to Section 3.3 in accordance with the terms of this Plan, (ii) so long as (A) a "black-out" period has been imposed by Celestica on sales by Participants of Plan Shares, including Subordinate Voting Shares acquired upon the exercise of Options, and such "black-out" period is continuing, or (B) a Participant has not repaid any outstanding Participant Reimbursement Amount as required by
         Article VII, any Subordinate Voting Shares that are acquired by such Participant upon the exercise of Options while Celestica has imposed such a "black-out" period or while such Participant Reimbursement Amount remains outstanding (such Subordinate Voting Shares accordingly being held by the Nominee as agent for and for the benefit of such Participant in accordance with Section 5.6), and (iii) any Subordinate Voting Shares issued by Celestica to the Nominee as a stock dividend or other stock distribution in respect of any Plan Shares held by the Nominee as agent for and for the benefit of Participants.

         "POST-TERMINATION OPTION EXERCISE DEADLINE" with respect to any Participant who ceases to be a Celestica Employee, means the earlier of
         (i) the date on which all Options held by the Nominee as agent for such Participant are cancelled pursuant to Section 6.8 and (ii) the date following such Participant's Employment Termination Date on which no further Plan Shares could be purchased upon the exercise of Options held by the Nominee as agent for such Participant prior to their cancellation pursuant to Section 6.8.

         "REGISTER OF PARTICIPANT HOLDINGS" means the Register maintained by or on behalf of the Nominee in accordance with Section 4.3.

         "SALE", "TO SELL", when used to refer to the sale of Plan Shares by a Participant or by the Nominee on behalf of such Participant, shall be deemed to include the withdrawal of Plan Shares by such Participant from the Plan.

         "SCHEME OPTION" means an option to purchase one or more Subordinate Voting Shares from Celestica, which option is granted pursuant and subject to the terms of the U.K. Option Scheme.

         "SCHEME OPTIONED SHARES", at any time, means the Subordinate Voting Shares available for purchase under a Scheme Option at such time and, for greater certainty, at any time shall exclude such Subordinate Voting Shares as were formerly available for purchase under such Scheme Option but are no longer at that time available for purchase under such Scheme Option either because such Scheme Option expired or was terminated in respect of such Subordinate Voting Shares or because such Scheme Option was exercised with respect to such Subordinate Voting Shares.

         "SENIOR EMPLOYEE" means an Eligible Person who belongs to the management or senior technical staff of D2D or any of its Subsidiaries and who is designated as such by the Celestica Board on the recommendation of Celestica International and D2D.

         "SUBORDINATE VOTING SHARES" means Subordinate Voting Shares in the capital of Celestica and includes any securities into which such Subordinate Voting Shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time and any securities of any successor or continuing corporation to Celestica that may be received in respect of Subordinate Voting Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

         "SUBSIDIARY", with respect to a corporation, shall mean any subsidiary of that corporation within the meaning of the BUSINESS CORPORATIONS ACT (Ontario), as amended from time to time.

         "TARGET OPTION" means an option granted pursuant to Section 5.1 to purchase one or more Subordinate Voting Shares from Celestica pursuant to the terms of this Plan, and includes the agreement setting forth the same.

         "TARGET OPTION EXERCISE PRICE" has the meaning set out in Section 5.1.

         "TRANSFER" of any security means any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security or other interest in, such security passes from one person to another person or to the same person in a different capacity, whether or not for value.

         "U.K. OPTION SCHEME" means the share option scheme of Celestica approved under Schedule 9 of INCOME AND CORPORATION TAXES ACT 1988 (United Kingdom), as amended by FINANCE ACT 1996 (United Kingdom) attached to this Plan as Schedule C.

         "UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated quarterly financial statements of Celestica, prepared in accordance with generally accepted accounting principles.

1.2 NUMBER AND GENDER. Words importing the singular number only shall include the plural and VICE VERSA and words importing gender shall include all genders, unless the context clearly requires otherwise.

1.3 SECTION AND HEADINGS. The division of this Plan into Sections and the insertion of headings are for reference purposes only and shall not affect the construction or interpretation of this Plan. The terms "this Plan", "hereof", "herein", "hereunder" and similar expressions refer to this Plan and not to any particular Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless otherwise indicated, any reference in this Plan to a Section or Schedule refers to the specified Section of or Schedule to this Plan.

1.4 ENTIRE PLAN. This Plan constitutes the entire D2D Employee Share Purchase and Option Plan (1997). There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as expressly provided in this Plan or any agreement or instrument supplemental or ancillary hereto.

1.5 TIME OF ESSENCE. Time shall be of the essence of this Plan and any agreement or instrument supplemental or ancillary hereto.

1.6 APPLICABLE LAW. This Plan is established under, and this Plan and any agreement or instrument supplemental or ancillary hereto shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of all parties and the construction and effect of each and every provision of the Plan shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in such province, and all parties attorn to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.7 SEVERABILITY. If any provision of this Plan is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof and the Plan shall be construed, administered and enforced as if such illegal or invalid provision had never been included herein and in a manner that fulfills the original intent hereof.

                                   ARTICLE II

                         ELIGIBILITY AND ADMINISTRATION

2.1 ELIGIBILITY TO PARTICIPATE IN PLAN. All Eligible Persons shall be eligible to become Participants under the Plan.

2.2 ADMINISTRATION OF PLAN. The Plan shall be administered under the supervision of the Celestica Board. Celestica and the Nominee shall have the power to jointly appoint a trust company or other qualified corporation (the "Administrator") to carry out the day-to-day administration of the Plan and the Nominee shall be permitted to delegate any of its responsibilities under the Plan to such Administrator, in each case subject to the approval of the Celestica Board.

2.3 POWERS OF THE ADMINISTRATOR. Subject to the approval of the Celestica Board and to the specific terms and conditions set forth in this Plan, Celestica and the Nominee shall be permitted to grant to the Administrator any of the rights, privileges and benefits conferred on the Nominee pursuant to this Plan and such additional powers as may be required to permit the Administrator to carry out its duties as Administrator, including without limitation, the power to retain stock brokers, to arrange for transfers, withdrawals and sales on behalf of Participants of Plan Shares and Subordinate Voting Shares acquired upon the exercise of Options, to make arrangements to permit the cashless exercise of Options by Participants, and to adopt procedures and rules in connection with the foregoing.

2.4 INTERPRETATION OF PLAN. The Celestica Board, after consultation with the Management Representatives, may interpret the Plan as may be necessary or appropriate for the administration of the Plan and shall, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, make such other determinations and take such other actions as it deems necessary or advisable, including, without limitation:

         (a) establish policies and adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

         (b) interpret and construe the Plan and determine all questions arising out of the Plan and any Plan Shares issued and any Option granted pursuant to the Plan;

         (c) determine on behalf of which Eligible Persons Subordinate Voting Shares are offered and Options granted to the Nominee and offer Subordinate Voting Shares and grant Options;

         (d) determine the number of Subordinate Voting Shares covered by each Option;

         (e) determine the purchase price for any Plan Shares issued pursuant to Section 3.3;

         (f) determine the time or times when Options will be granted and exercisable;

         (g) determine if the Subordinate Voting Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

         (h) prescribe the form of the instruments relating to the offer and purchase of Subordinate Voting Shares and grant, exercise and other terms of any Options.

2.5 CELESTICA BOARD TO GIVE NOTICE OF INTERPRETATION. The Celestica Board shall give the Management Representatives notice of any interpretation or determination formally made by the Celestica Board in accordance with Section 2.3 hereof not less than 14 days prior to the effective date thereof. Any such interpretation or determination so made shall be final, binding and conclusive for all purposes.


                                   ARTICLE III

                       ISSUE AND SALE OF SHARES UNDER PLAN


3.1 ISSUE AND SALE OF SHARES UNDER PLAN. Within such limits as are imposed from time to time by the Celestica Board and subject to
         Article VII hereof, the Nominee will be offered the opportunity from time to time to subscribe for Subordinate Voting Shares or to purchase them from Onex, in either case, as agent for and for the benefit of Eligible Persons identified for such purpose by the Celestica Board on the recommendation of Celestica International and D2D.

3.2 D2D AND CELESTICA INTERNATIONAL TO ALLOCATE SHARES TO PARTICIPANTS. D2D and Celestica International may from time to time recommend to Celestica the Eligible Persons for the benefit of whom Celestica shall make available Subordinate Voting Shares for purchase by the Nominee pursuant to this Plan and may allocate to each such Eligible Person a particular number of Subordinate Voting Shares that shall be made available for purchase by the Nominee, as agent for and for the benefit of that Eligible Person, during a specified period of time and at a specified price. The total number of Subordinate Voting Shares that may be made available for purchase by the Nominee under this Plan shall not exceed the number of Subordinate Voting Shares allotted for that purpose from time to time by the Celestica Board.

3.3 MANNER OF SUBSCRIPTION. Subscriptions for Subordinate Voting Shares by the Nominee should be substantially in the form and on the terms of the form of Nominee Subscription appended hereto as Schedule A or such other form acceptable to Celestica and the Nominee. For each subscription by the Nominee there shall be a corresponding direction and agreement (accompanied by the required payment) from an Eligible Person substantially in the form and on the terms of the form of Participant Direction and Agreement appended hereto as Schedule B or such other form acceptable to Celestica and the Nominee. Should Plan Shares be acquired by the Nominee for the benefit of Eligible Persons from Onex rather than from the Celestica treasury, appropriate changes to the forms of the Nominee Subscription and Participant Direction and Agreement, in each case as acceptable to the Nominee and to Celestica, shall be made.

3.4 MINIMUM SUBSCRIPTION. Celestica and Onex reserve the right to accept or reject Nominee Subscriptions, and shall reject Nominee Subscriptions for less than 200 Subordinate Voting Shares or that are for more Subordinate Voting Shares than have been allocated to the particular Participant under Section 3.2 hereof, or that are made on terms or for a price that are inconsistent with this Plan.

3.5 CERTIFICATES REPRESENTING PLAN SHARES. Certificates representing Plan Shares issued to the Nominee as agent for and for the benefit of a Participant shall be registered and issued in the name of the Nominee and shall be delivered to and, unless pledged to D2D in accordance with Section 3.6, held by the Nominee in accordance with the terms of this Plan.

3.6 FINANCIAL ASSISTANCE TO SENIOR EMPLOYEES. The Celestica Board, on the recommendation of D2D and Celestica International, may from time to time undertake to identify Participants who are to be designated as Senior Employees for the purpose of this Plan to whom D2D or any of its Subsidiaries may provide financial assistance in connection with the acquisition by the Nominee, as agent for and on behalf of such Senior Employee, of any Plan Shares pursuant to Section
         3.3 (i) by helping to arrange for a Participant Loan to be used by such Senior Employee in connection with the payment for the Plan Shares to be so acquired and (ii) by guaranteeing such Participant Loan for such period of time and on such other terms as D2D may determine, provided that:

         (a) the amount of the Participant Loan shall not exceed 66-2/3% of the aggregate purchase price payable with respect to such Plan Shares; and

         (b) the Nominee, as agent for and on behalf of such Senior Employee shall pledge to D2D or a Subsidiary of D2D designated for this purpose, as security for such Participant Loan, a number of Plan Shares equal to 3/2 of the number of Plan Shares acquired with the proceeds of such Participant Loan.

3.7 USE OF PROCEEDS FROM SALE OF PLAN SHARES. Any cash proceeds from the sale of Plan Shares issued by Celestica under the Plan shall be added to the general funds of Celestica and shall thereafter be used from time to time for such corporate purposes as the Celestica Board may determine.


                                   ARTICLE IV

                          GENERAL PROVISIONS GOVERNING
             PLAN SECURITIES ACQUIRED AND HELD BY NOMINEE UNDER PLAN

4.1                  NOMINEE TO HOLD PLAN SECURITIES IN ACCORDANCE WITH PLAN.
         All Plan Securities issued to the Nominee, as agent for and for the benefit of Participants, shall be held by the Nominee in accordance with the provisions of this Plan. All rights and obligations of the Nominee and of the Participants relating to any Plan Securities, including, without limitation, all rights and obligations relating to the holding, assignment, pledge, transfer, sale or other disposition of Plan Securities, shall be governed by the provisions of this Plan. Neither the Nominee nor any Participant shall have any rights with respect to any Plan Securities except as specifically provided by this Plan.

4.2 GENERAL RESTRICTION ON TRANSFERS. Except as specifically permitted or required in this Plan, the Nominee shall not Transfer any Plan Securities held by it, and no Participant shall Transfer such Participant's beneficial interest in any Plan Securities held by the Nominee as agent for and on behalf of such Participant. Any purported Transfer in violation of this Section shall be invalid and void and shall not be registered in the books of Celestica or otherwise recognized by Celestica, Celestica International, D2D, the Nominee or Onex for any purpose.

4.3 REGISTER OF PARTICIPANT HOLDINGS. The Nominee shall maintain or cause to be maintained a Register of all Participants and their respective holdings of Plan Securities (the "Register of Participant Holdings"). All issuances and transfers of Plan Shares and all grants and exercises of Target Options and Base Options shall be reflected in such Register of Participant Holdings.

4.4 DIVIDENDS ON SUBORDINATE VOTING SHARES. The Nominee shall pay and transfer all dividends or other distributions (other than stock dividends) received by it in respect of the Plan Shares held by it as agent for and on behalf of any Participant to or to the order of such Participant.

4.5 VOTING OF PLAN SHARES. All Plan Shares may only be voted by Onex and the Nominee shall do all things necessary to enable Onex to vote such Plan Shares including, without limitation, executing any required forms of proxy.

4.6                  MANAGEMENT REPRESENTATIVES TO MAKE ELECTIONS. Subject to
         Section 4.5, all decisions and elections to be made by the Nominee as the registered holder of any Plan Shares shall be made by the Management Representatives in their sole discretion.


                                    ARTICLE V

            GRANT OF OPTIONS AND GENERAL TERMS AND CONDITIONS THEREOF

5.1 GRANT OF TARGET OPTIONS. Subject to Article VII hereof, in connection with the acquisition by the Nominee pursuant to Section 3.3 hereof of Plan Shares, as agent for and for the benefit of any Participant, the Celestica Board may, in its discretion and upon the recommendation of Celestica International and D2D, grant to the Nominee, as agent for and for the benefit of such Participant, one or more Target Options to acquire Subordinate Voting Shares. The Target Options granted to the Nominee, as agent for and for the benefit of any Participant, shall be exercisable for the purchase of a number of Subordinate Voting Shares determined by the Celestica Board, which number shall not exceed the number of Subordinate Voting Shares acquired by the Nominee, as agent for and for the benefit of such Participant, at or prior to the time of the grant of the Target Option or Target Options. The purchase price for each Subordinate Voting Share subject to a Target Option (as adjusted in accordance with Section 5.9 hereof, the "Target Option Exercise Price") shall be set out in the Target Option and shall be the price at which the Nominee purchased the corresponding Plan Shares pursuant to Section 3.3, as agent for and for the benefit of the Participant for whom the Nominee holds such Target Option.

5.2 VESTING OF TARGET OPTIONS. Each Target Option granted under this Plan shall become exercisable in instalments on each of December 31, 1998, 1999, 2000, 2001 and 2002 with respect to the following percentage of Subordinate Voting Shares subject to such Target Option:

                                                               PERCENTAGE OF NUMBER OF
                                                              SUBORDINATE VOTING SHARES
                  DATE ON WHICH              SUBJECT TO TARGET OPTIONS WITH RESPECT TO
       TARGET OPTIONS BECOME EXERCISABLE              WHICH TARGET OPTIONS MAY BE EXERCISED

                December 31, 1998                             10%
                December 31, 1999                             15%
                December 31, 2000                             20%
                December 31, 2001                             25%
                December 31, 2002                             30%

In the event that on any of the foregoing dates a Target Option would become exercisable with respect to a fractional number of Subordinate Voting Shares subject to such Target Option, then the number of Subordinate Voting Shares subject to such Target Option with respect to which such Target Option shall become exercisable on such date shall be rounded down to the nearest whole number and the remaining fractional Subordinate Voting Share shall be added to the Subordinate Voting Shares with respect to which such Target Option will become exercisable on December 31 of the immediately following year.

5.3                  GRANT OF BASE OPTIONS.

         (a) In connection with the acquisition by the Nominee pursuant to Section 3.3 hereof of Plan Shares, as agent for and for the benefit of any Participant, the Celestica Board shall grant to the Nominee, as agent for and for the benefit of such Participant, a Base Option to purchase a number of Subordinate Voting Shares equal to 60.22% of the number of Plan Shares acquired by the Nominee pursuant to Section 3.3 hereof, as agent for and for the benefit of such Participant, rounded down to the nearest whole number. Each Base Option will have an exercise price per Subordinate Voting Share (as adjusted in accordance with Section 5.9 hereof, the "Base Option Exercise Price") equal to the price at which the Nominee purchased the corresponding Plan Shares pursuant to Section 3.3, as agent for and for the benefit of such Participant. A Base Option shall become exercisable in the manner and for the number of Subordinate Voting Shares set forth in Section 5.2(b).

         (b)         A Base Option shall become exercisable:

                     (A) on July 7, 1998, being the date on which Celestica became a public company, with respect to 50% of the number of Subordinate Voting Shares subject to such Base Option;

                     (B) with respect to the remaining 50% of Subordinate Voting Shares subject to such Base Option, in instalments on each of December 31, 1998, 1999, 2000, 2001 and 2002 with respect to the following percentage of Subordinate Voting Shares subject to such Base Option:

                                                               PERCENTAGE OF NUMBER OF
                                                              SUBORDINATE VOTING SHARES
                  DATE ON WHICH              SUBJECT TO BASE OPTIONS WITH RESPECT TO
       BASE OPTIONS BECOME EXERCISABLE                  WHICH BASE OPTIONS MAY BE EXERCISED


         December 31, 1998                                     5.0%
         December 31, 1999                                     7.5%
         December 31, 2000                                    10.0%
         December 31, 2001                                    12.5%
         December 31, 2002                                    15.0%

In the event that on any of the foregoing dates a Base Option would become exercisable with respect to a fractional number of Subordinate Voting Shares subject to such Base Option, then the number of Subordinate Voting Shares subject to such Base Option with respect to which such Base Option shall become exercisable on such date shall be rounded down to the nearest whole number and the remaining fractional Subordinate Voting Share shall be added to the Subordinate Voting Shares with respect to which such Base Option will become exercisable on December 31 of the immediately following year.

5.4                  TERMS AND CONDITIONS OF OPTIONS.

         (a) Each Option granted under this Plan shall be subject to the terms and conditions set forth in this Plan and in such Option, and to such other terms and conditions as the Celestica Board may, after consultation with the Management Representatives, deem appropriate at the time of grant of such Option. Options shall be exercisable only in accordance with the terms of the Plan and in accordance with their own terms.

         (b) No Option held by the Nominee as agent for a Participant shall be exercisable (i) at any time during which such Participant owes any Participant Reimbursement Amount to Celestica and/or D2D, as applicable, pursuant to Article VII or (ii) if the exercise of such Option would result in such Participant owing any Participant Reimbursement Amount to Celestica and/or D2D, as applicable, pursuant to Article VII, in each case, unless such Participant makes arrangements satisfactory to Celestica and/or D2D, as applicable, for the payment of such Participant Reimbursement Amount.

5.5 EXPIRY OF OPTIONS. All Options shall cease to be exercisable with respect to all Subordinate Voting Shares that then remain thereunder on the earlier of (i) the date on which the Option ceases to be exercisable in respect of such Subordinate Voting Shares under any other provisions of this Plan or the particular Option, and
         (ii) April 8, 2007.

5.6 PAYMENT OF OPTION EXERCISE PRICE. The Target Option Exercise Price or the Base Option Exercise Price, as the case may be, of any Subordinate Voting Share in respect of which an Option is exercised shall be paid by bank draft, certified cheque or money order payable to Celestica at the time of exercise.

5.7                  TREATMENT OF SUBORDINATE VOTING SHARES ACQUIRED UPON
         EXERCISE OF OPTIONS.

         (a) Provided a Participant has paid any Participant Reimbursement Amount then outstanding as required by Article VII, any Subordinate Voting Shares acquired upon the exercise of an Option by such Participant, other than Subordinate Voting Shares acquired upon the exercise of an Option at a time when Celestica has imposed a "black-out" period during which no Plan Shares, including Subordinate Voting Shares acquired upon the exercise of any Option, may be sold by Participants, will be issued to the Participant and shall not be subject to any sale restrictions under this Plan other than restrictions imposed by applicable laws and the rules, regulations and published policies of governmental and regulatory authorities and applicable stock exchanges.

         (b) Any Subordinate Voting Shares acquired upon the exercise of an Option by a Participant at a time when (i) a "black-out" period has been imposed as aforesaid, or (ii) such Participant has not repaid any outstanding Participant Reimbursement Amount as required by Article VII, will be issued to Nominee, as agent for and on behalf of such Participant, to be held by the Nominee as though they were Plan Shares acquired pursuant to Section 3.3 hereof. Upon the expiry of the "black-out" period, as applicable, provided the Participant has repaid any Participant Reimbursement Amount then outstanding as required by Article VII, any such Subordinate Voting Shares will be transferred by the Nominee to the Participant for the benefit of whom such Subordinate Voting Shares are held and will cease to be subject to any sale restrictions applicable to Plan Shares under this Plan other than restrictions imposed by applicable laws and the rules, regulations and published policies of governmental and regulatory authorities and applicable stock exchanges.

5.8 ACCELERATED VESTING ON CHANGE OF CONTROL. In the event that Onex ceases to hold, directly or indirectly, or exercise voting control over a sufficient number of any securities of Celestica to elect a majority of the directors of Celestica, each Option held by the Nominee, as agent for and for the benefit of a Participant, shall become exercisable in respect of all Subordinate Voting Shares then remaining thereunder.

5.9 ADJUSTMENTS IN EVENT OF CHANGE IN SUBORDINATE VOTING SHARES. In the event of any change in the issued Subordinate Voting Shares occasioned by reason of a stock dividend, recapitalization, reclassification, reorganization, amalgamation, arrangement, consolidation, subdivision, combination, continuance, other amendment of the articles of Celestica, exchange of shares, rights offering below fair market value or any similar change affecting the issued Subordinate Voting Shares, the number and/or the class or series of shares subject to outstanding Options and the Target Option Exercise Price or Base Option Exercise Price, as the case may be, per share (as then in effect) thereof shall be appropriately adjusted in such manner as the Celestica Board in its sole discretion deems in good faith to be equitable to prevent substantial dilution or enlargement of the rights granted to, or available to, Participants, and any such adjustment shall be binding on all persons. Without fettering the Celestica Board's discretion, prior to making any determination as to any adjustment to the Options and the Target Exercise Price and Base Option Exercise Price pursuant to this Section 5.9, the Celestica Board shall consult with the Management Representative and shall consider any consequences under applicable income tax legislation that may arise as a result of such adjustment.

5.10 TERMINATION OF OPTIONS UPON DEATH OR TERMINATION OF EMPLOYMENT. In the event of the death of a Participant or the termination of the Participant's employment with D2D or any Subsidiary of D2D (if the Participant is not immediately or continuously thereafter employed by Celestica, D2D, another Subsidiary of D2D or a Subsidiary of Celestica), the Options held by the Nominee as agent for and for the benefit of that Participant shall be terminated in accordance with the provisions of Article VI.

5.11                 RIGHT TO EXERCISE OPTIONS SUBJECT TO LEGAL RESTRICTIONS.
         Each Option shall be subject to the requirement that if at any time the Celestica Board determines, in its sole discretion, that the registration or qualification of any Subordinate Voting Shares, or any other approval of any governmental or regulatory body, is required, necessary or desirable under any applicable law, rule, regulation or published policy of such body in connection with this Plan or the grant or exercise of any Option, then such Option may not be exercised, in whole or in part, unless and until such registration, qualification or approval is obtained free of any condition not acceptable to the Celestica Board. Each Participant shall cooperate with Celestica, Celestica International and D2D in relation thereto and shall have no claim or cause of action against Celestica, Celestica International or D2D or any Subsidiary of any of them or any of their officers or directors, as a result of any failure by Celestica, Celestica International or D2D to obtain or to take any steps to obtain any such registration, qualification or approval.

5.12 OPTIONS TO BE GRANTED IN ACCORDANCE WITH LAWS. The grant of Options and the issuance of Subordinate Voting Shares under the Plan shall be carried out in compliance with applicable law and with the rules, regulations and published policies of governmental and regulatory authorities and applicable stock exchanges.

5.13 PARTICIPANTS TO DELIVER WRITTEN REPRESENTATIONS PRIOR TO EXERCISE OF OPTIONS. Each Participant shall deliver to the Celestica Board, upon demand, at the time of any exercise of any Option in whole or in part, a written representation that the Subordinate Voting Shares to be acquired upon such exercise are to be acquired for investment and by the Nominee as agent for and for the benefit of the Participant as principal and not with a view to the distribution thereof and not for the benefit of or on behalf of any other person. The delivery of such representation shall be a condition precedent to the right of the Nominee to acquire any Subordinate Voting Shares, as agent for and for the benefit of any Participant, pursuant to any Options.

5.14 NO RIGHTS AS A SHAREHOLDER. Neither the Nominee nor any Participant shall have any right as a shareholder with respect to any Subordinate Voting Share that is subject to an Option granted hereunder unless and until the date of issuance of such Subordinate Voting Share in accordance with this Plan and such Option and the delivery to the Nominee, as agent for and for the benefit of such Participant, of a certificate or certificates representing such Subordinate Voting Shares.

5.15 REDUCTION IN NUMBER OF SHARES SUBJECT TO OPTIONS IN EVENT OF PROLONGED LEAVE. If during any of the 1998 through 2002 calendar years a Participant is absent from work on personal leave, educational leave, extended parental leave or due to long-term disability (as these terms are defined from time to time under the personnel policies of the Subsidiary of Celestica by which such Participant is employed), ("Prolonged Leave"), then, unless otherwise determined by Celestica in its sole discretion, the total number of Subordinate Voting Shares with respect to which any Option held by the Nominee, for and on behalf of such Participant, may be exercised as of December 31 of any such calendar year shall be reduced by a number of Subordinate Voting Shares, rounded down to the nearest whole number, determined in accordance with the following formula:

         OR  =  OT  x     N
                        -----
                         365
         where:

         OR = the amount of the reduction in the number of Subordinate Voting Shares with respect to which the Option may be exercised for any particular calendar year;

         OT = the total number of Subordinate Voting Shares which would otherwise be subject to the Participant's Option as at December 31 of such year; and

         N = the number of elapsed calendar days in such year during which the Participant was absent from work.


                                   ARTICLE VI

               PERMITTED AND REQUIRED TRANSFERS OF PLAN SECURITIES

6.1 PERMITTED TRANSFERS OF PLAN SHARES TO IMMEDIATE FAMILY MEMBERS AND PERSONAL ENTITIES.

         (a) A Participant may transfer such Participant's interest in any of the Plan Shares held from time to time by the Nominee, as agent for and for the benefit of such Participant, to an Immediate Family Member or a Personal Entity of the Participant (a "Permitted Transferee"), provided that prior to such Transfer such Permitted Transferee shall agree to be bound by the provisions of this Plan and shall execute such documents as Celestica may request for this purpose.

         (b) Notwithstanding any Transfer by a Participant to a Permitted Transferee as provided by Section 6.1(a), any Plan Shares held by the Nominee as agent for and for the benefit of such Permitted Transferee shall continue to be subject to, and shall be held by the Nominee in accordance with, the provisions of this Plan, including, without limitation, the requirements of this Article VI, Article VII and Article VIII, as though such Plan Shares were still held by the Nominee as agent for and on behalf of such Participant. In addition, all notices or other communications relating to the Plan and Plan Securities shall continue to be given to the Participant and not to such Participant's Permitted Transferee.

         (c) A Participant may transfer such Participant's interest in any of the Plan Shares held from time to time by the Nominee, as agent for and for the benefit of such Participant, to a person, company, partnership or other entity approved by the Celestica Board (an "Approved Transferee") provided that such Plan Shares or any other securities or interests received by such Participant or by the Nominee, as agent for and for the benefit of such Participant, in exchange for such Plan Shares shall be subject to terms and conditions (including with respect to the holding and Transfer thereof) which are determined by the Celestica Board, after consultation with the Management Representatives, to be substantially equivalent to the terms and conditions applicable to such Plan Shares (including the provisions governing the holding and Transfer thereof) under this Plan prior to their transfer to such Approved Transferee.

6.2                  PERMITTED SALES OF PLAN SHARES.

         (a) Subject to Section 6.2(b) and 6.2(c), a Participant shall be entitled to sell at any time any or all Plan Shares held on behalf of the Participant by the Nominee.

         (b) A Participant's ability to sell Plan Shares pursuant to Sections 6.2(a) shall be subject to the following restrictions:

                  (i) any such sale of Plan Shares may only be made to the extent and in the manner permitted under applicable securities laws and under any requirements imposed by any securities regulatory authorities or any stock exchanges on which the Subordinate Voting Shares are listed or are to be then listed and any requirement imposed by any underwriters in connection with any public distribution of securities by Celestica;

                 (ii) in connection with any public distribution of its securities, Celestica may impose a "black-out" period (not to exceed six months) during which no Plan Shares may be sold pursuant to the provisions of this
                           Section 6.2; and

                (iii) no Plan Shares which have been pledged to Celestica or one of its Subsidiaries pursuant to Section 3.6(b) may be sold pursuant to Section 6.2(a) or 6.2(b) unless arrangements satisfactory to Celestica have been made for the repayment of the Participant Loan, or portion thereof, as applicable, relating to such pledged Plan Shares prior to such sale being effected.

         (c)         A Participant wishing to sell Plan Shares pursuant to
Section 6.2(a) shall give written notice thereof (including the exact number of Plan Shares proposed to be sold or withdrawn) in accordance with the procedures implemented by Celestica or, if applicable, the Administrator for this purpose from time to time.

6.3                  INTENTIONALLY DELETED

6.4                  INTENTIONALLY DELETED

6.5 REQUIRED SALES UPON PARTICIPANT LOAN DEFAULT. If a Participant defaults on a Participant Loan, Celestica shall have the option, exercisable upon notice to the Participant at any time following any such default, to purchase all or any portion of the Plan Shares acquired pursuant to Section 3.3 and pledged by the Nominee, as agent for such Participant, to D2D in connection with such Participant Loan at a purchase price per Plan Share equal to 85% of the Market Price at the time of purchase by Celestica.

6.6 REQUIRED SALES IN CONNECTION WITH REIMBURSEMENT AMOUNT. If at any time while Celestica is a public company, a Participant is or becomes obligated, as the case may be, to reimburse or make any payment to Celestica and/or D2D, as the case may be, in accordance with Article VII, as soon as reasonably practicable following such time (having regard to any underwriter requirements, applicable securities laws and any requirements imposed by any securities regulatory authorities or any stock exchanges on which Subordinate Voting Shares are listed) the Nominee, as agent for such Participant, shall:

         (a) sell a sufficient number of Plan Shares held by the Nominee, as agent for such Participant, to repay such Participant's Reimbursement Amount (or such greater amount as is required to repay any outstanding Participant Loans of the Participant or to cover any income or other tax (computed at the highest marginal rate applicable to such Participant) owing in the taxation year or years in which any gain is recognized as a result of the sale of such Plan Shares); and

         (b)     use the proceeds from the sale of Plan Shares contemplated by
                 Section 6.6(a) (other than such portion of such proceeds as is required to repay any outstanding Participant Loans of the Participant or to cover any income or other tax as contemplated by Section 6.6(a)) for the repayment of such Participant's Participant Reimbursement Amount as contemplated by
                 Section 7.4.

6.7 CLOSING OF SALES. The closing of any purchase by Celestica or a party designated by it of Plan Shares pursuant to Sections 6.3,
         6.4 or 6.5 shall be held at the principal offices of D2D on a date designated by the purchaser but in any event not later than the last day upon which such purchase is permitted or required to be made. At the closing, the Nominee, as agent for and for the benefit of the Participant selling Plan Shares, shall deliver to the purchaser the share certificates and other instruments representing such Plan Shares, together with share transfer powers and other instruments transferring such Plan Shares, duly endorsed for transfer and free and clear of claims, liens, encumbrances and security interests, and, subject to
         Section 6.10, the purchaser shall deliver to the Participant the consideration payable upon closing.

6.8 CANCELLATION OF OPTIONS UPON TERMINATION OF EMPLOYMENT. If a Participant ceases to be a Celestica Employee:

         (a) no Option held by the Nominee, as agent for and for the benefit of such Participant, shall thereafter become exercisable with respect to any Subordinate Voting Shares in addition to the Subordinate Voting Shares with respect to which such Option is exercisable as of such Participant's Employment Termination Date; and

         (b) unless previously exercised, all Options held by the Nominee, as agent for and for the benefit of such Participant, shall be automatically cancelled as follows:

                  (i) if the Participant ceases to be a Celestica Employee as a result of such Participant's death or disability
                      (as determined by Celestica in its sole discretion), the Options shall be cancelled one year following such Participant's Employment Termination Date or on such later date as is determined by Celestica in its sole discretion;

                 (ii) if the Participant ceases to be a Celestica Employee as a result of such Participant being terminated without cause or as a result of such Participant's retirement, the Options shall be cancelled 30 days following such Participant's Employment Termination Date;

                (iii) if the Participant ceases to be Celestica Employee as a result of such Participant being terminated for cause, the Options shall be cancelled immediately on such Participant's Employment Termination Date; and

                 (iv) if such Participant ceases to be a Celestica Employee for any reason not listed in Section 6.8(b)(i),
                      Section 6.8(b)(ii) or Section 6.8(b)(iii), the Options shall be cancelled 30 days following such Participant's Employment Termination Date.

6.9 PAYMENT OF ADDITIONAL AMOUNTS UPON TERMINATION OF EMPLOYMENT. If a Participant to whom a Scheme Option has been granted ceases to be a Celestica Employee, and that Scheme Option is unexercised to any extent immediately prior to, and lapses as a result of, such cessation, Celestica shall pay to such Participant an amount (the "Additional Amount") determined as follows:

         (a) if such Participant ceases to be a Celestica Employee as a result of being terminated without cause or as a result of such participant's death, retirement or permanent disability, then the amount of such payment shall be equal to the excess, if any, of the Market Price per Scheme Optioned Shares subject to any Scheme Option(s) held by such Participant as at such Participant's Employment Termination Date, over the exercise price per Scheme Optioned Share subject to such Scheme Option(s), multiplied by the number of Scheme Optioned Shares that are subject to such Scheme Option(s) as at such Termination Date (excluding for these purposes all Scheme Optioned Shares in respect of which such Scheme Option(s) had theretofore been exercised or had lapsed, expired and terminated), such amount to be paid within 30 days following such Employment Termination Date; and

         (b) if such Participant ceases to be a Celestica Employee for any reason not listed in Section 6.9(a) (including, without limitation, termination for cause or voluntary termination by the Participant), then the amount of such payment shall be equal to the excess, if any, of the Market Price per Scheme Optioned Shares subject to any Scheme Option(s) held by such Participant as at such Participant's Employment Termination Date, determined as at such Employment Termination Date, over the exercise price per Scheme Optioned Share subject to such Scheme Option(s), multiplied by the number of Scheme Optioned Shares that are subject to such Scheme Option(s) as at the Employment Termination Date (excluding for these purposes all Scheme Optioned Shares in respect of which such Scheme Option(s) had theretofore been exercised or had lapsed, expired and terminated), 50% of such amount (or such greater proportion of such amount as is necessary to repay any outstanding Participant Loans of, and any Participant Reimbursement Amount then owing by, the Participant) to be paid within 30 days following such Employment Termination Date, with the balance of such amount to be paid to such Participant in approximately equal quarterly instalments over the two-year period following such Employment Termination Date, with the last payment to be paid on the second anniversary of such Employment Termination Date (any unpaid portion of the amount so payable to bear interest at the Libor Rate, such interest to be payable by Celestica (or any other person designated by it) to such Participant quarterly from such Employment Termination Date on the daily amount outstanding).

6.10 ALL PAYMENTS TO BE APPLIED FIRST TO REPAYMENT OF PARTICIPANT LOANS AND PARTICIPANT REIMBURSEMENT AMOUNT. Any amount payable to a Participant by Celestica or by a party designated by it in connection with its purchase of any Plan Shares pursuant to Section 6.3, 6.4 or 6.5 and any Additional Amount payable to a Participant by Celestica pursuant to Section 6.9 shall be reduced by (a) any amount paid by D2D or any of its Subsidiaries to discharge any outstanding Participant Loan of such Participant and (b) any Participant Reimbursement Amount then owed by the Participant pursuant to Article VII.

                                   ARTICLE VII

               REIMBURSEMENT OF CELESTICA AND D2D BY PARTICIPANTS

7.1 ALL ISSUANCES OF PLAN SECURITIES CONDITIONAL ON AGREEMENT BY PARTICIPANT TO Reimburse. All issuances to the Nominee, as agent for a Participant, of Plan Shares pursuant to Section 3.2, Target Options pursuant to Section 5.1 and Base Options pursuant to Section 5.3 shall be conditional on such Participant:

         (a) agreeing to reimburse and pay monies to each of Celestica and D2D in accordance with this Article VII and each Participant who directs the Nominee to subscribe for Plan Shares pursuant to a Participant Direction and Agreement shall be deemed to have irrevocably agreed to so reimburse and pay monies to Celestica and D2D; and

         (b) directing the Nominee to pledge to Celestica and D2D, without limitation to their recourse, all Plan Securities held by the Nominee, as agent for such Participant, as security for the amounts payable by such Participant to Celestica and/or D2D pursuant to this Article VII and each Participant who directs the Nominee to subscribe for Plan Shares pursuant to a Participant Direction and Agreement shall be deemed to have irrevocably directed the Nominee to so pledge such Plan Securities to Celestica and D2D and the Nominee shall be deemed to have pledged, as agent for such Participant, all such Plan Securities to Celestica and D2D as aforesaid.

7.2 REIMBURSEMENT BY PARTICIPANTS. Each Participant shall pay to Celestica and D2D the amount of, and reimburse Celestica and D2D for, any taxes, withholdings, duties, fees or other like charges (including any interest, fines and penalties arising thereon) paid or payable by Celestica, D2D or any of their respective Subsidiaries in the United Kingdom, including, without limitation, any taxes payable under the "pay as you earn" withholding system, but excluding any secondary Class I Social Security contributions, as a result of or in connection with (i) any issuance of Plan Securities to, or any exercise of Options or sales of Plan Securities by, the Nominee, as agent for such Participant and (ii) any issuance of Scheme Options to, or any exercise or sales of Scheme Options by, such Participant.

7.3                  CELESTICA AND D2D TO GIVE NOTICE OF PARTICIPANT LIABILITY.
         In the event that Celestica, D2D or any of their respective Subsidiaries become obligated to pay any taxes, withholdings, duties, fees or other like charges in respect of which they are to be reimbursed by a Participant pursuant to Section 7.2, Celestica and/or D2D shall give written notice to the Nominee and to such Participant of the nature of such taxes, withholdings, duties, fees or other like charges and the amount payable by such Participant in the respect thereof pursuant to this Article VII.

7.4 PAYMENT OF PARTICIPANT REIMBURSEMENT AMOUNT. Unless otherwise agreed to by Celestica and D2D, a Participant shall pay to Celestica and/or D2D, as applicable, the Participant Reimbursement Amount, if any is then outstanding, no later than the earlier of (a) the date on which the Nominee first sells any Plan Shares held by the Nominee, as agent for such Participant, pursuant to Sections 6.3, 6.4 or 6.5 or (b) the date on which the Participant first exercises any Options.

7.5 RELEASE OF PLEDGE OF PLAN SECURITIES. Any Plan Securities which have been pledged by the Nominee to Celestica and D2D as required by Section 7.1(b) shall be released from such pledge upon any transfer of such Plan Securities pursuant to and in accordance with Sections 6.2, 6.3, 6.4 or 6.5.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

8.1 AMENDMENT OF PLAN. The consent of Onex, Celestica and the Management Representatives is needed to amend the Plan, except that, subject to Section 8.2, Celestica may, without the consent of any other person, amend or terminate this Plan at any time as and if so required by applicable law, the rules, regulations or published policies of any governmental or regulatory authority or any stock exchange on which securities of Celestica are listed or to which an application for listing of any securities of Celestica has been made.

8.2                  TERMINATION NOT TO AFFECT OUTSTANDING PLAN SECURITIES.
         Notwithstanding any termination of the Plan pursuant to Section 8.1, such termination shall not affect any Plan Securities (including, for greater certainty, any right to exercise any Option) then held by the Nominee, as agent for and on behalf of any Participant, and the provisions of this Plan shall continue to apply to any such Plan Securities (including the provisions relating to the transfer of Plan securities and the provisions relating to the vesting of Options) and to the Participants on whose behalf the Nominee holds such Plan Securities. No Plan Shares shall be issued pursuant to Section 3.2 or Target Options and Base Options granted pursuant to Section 5.1 and
         Section 5.3, respectively, following the effective date of termination of the Plan.

8.3 TERMINATION OF PLAN. No further Plan Shares shall be issued pursuant to Section 3.2 or Target Options granted pursuant to Section
         5.1 following July 7, 1998, being the date on which Celestica became a public company.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 NOTICES. Any notice required to be given to any Participant pursuant to the terms of the Plan may be given by personal delivery, facsimile transmission or prepaid mail to the place, facsimile number or address provided by the Participant to Celestica International or Celestica in connection with this Plan or as maintained in the personnel records of D2D. Any notice to be provided to D2D or Celestica shall be provided to it at its principal business address and principal facsimile number from time to time, to the attention of its Secretary. Any notice to be provided to the Management Representatives shall be provided to them care of Celestica International in the manner set forth above, to their attention. Any notice to be provided to the Nominee shall be provided to it care of Celestica International in the manner set forth above, to the attention of the Nominee. Any such address or facsimile number may be changed by the relevant party by giving notice of such change to the other parties in the manner provided by this Section 9.1. All notices delivered personally shall be deemed to have been received on the date so delivered, all notices sent by facsimile transmission shall be deemed to be received on the date transmitted unless it is not a business day, in which case they shall be deemed to have been received on the next business day, and all notices sent by mail shall be deemed to have been received on the fourth business day after mailing unless a labour dispute or other disruption of postal service has occurred during such four-day period, in which case receipt will be deemed to have occurred on the fourth business day following the termination of such disruption.

9.2 FINANCIAL INFORMATION. Celestica shall make available to each Participant, so long as the Nominee holds Plan Shares as agent for and for the benefit of such Participant quarterly financial information with respect to Celestica within 60 days of the end of each of the first three quarters of each Fiscal Year and 120 days of the end of the last quarter of each Fiscal Year.

9.3 NO RIGHTS TO CONTINUED EMPLOYMENT. Neither the Plan, nor the acquisition of any Plan Securities shall confer upon any person any right with respect to continuance of employment or continuance as a director or officer of D2D or of Celestica or any Subsidiary of either of them, or interfere in any way with

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         the right of D2D or Celestica or any Subsidiary of either of them to terminate the employment or office of any such person at any time in accordance with applicable law.

9.4 ASSIGNMENT. Except as specifically provided under this Plan, or unless otherwise provided by applicable law, no rights or interests of a Participant under this Plan or any Plan Shares or Options held by the Nominee, as agent for or for the benefit of such Participant, shall be given as security or assigned by any Participant and no portion of any Subordinate Voting Shares reserved for issuance under the Plan shall be subject to attachment, charge, anticipation, execution, garnishment, sequestration or other seizure under any legal or other process. Any transaction purporting to effect such a prohibited result is void.


                                    ARTICLE X

                                 EFFECTIVE DATE

10.1 EFFECTIVE DATE. This amended and restated Plan shall come into effect on December 4, 1997.

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                 INTERPRETATION

         1.1               Definitions.......................................  1
         1.2               Number and Gender.................................  4
         1.3               Section and Headings..............................  4
         1.4               Entire Plan.......................................  5
         1.5               Time of Essence...................................  5
         1.6               Applicable Law....................................  5
         1.7               Severability......................................  5

                                   ARTICLE II

                         ELIGIBILITY AND ADMINISTRATION

         2.1               Eligibility to Participate in Plan................  5
         2.2               Administration of Plan............................  5
         2.3               Powers of the Administrator.......................  5
         2.4               Interpretation of Plan............................  5
         2.5               Celestica Board to Give Notice of Interpretation..  6

                                   ARTICLE III

                      ISSUE AND SALE OF SHARES UNDER PLAN

         3.1               Issue and Sale of Shares Under Plan...............  6
         3.2               D2D and Celestica International to Allocate
                             Shares to Participants..........................  6
         3.3               Manner of Subscription............................  6
         3.4               Minimum Subscription..............................  7
         3.5               Certificates Representing Plan Shares.............  7
         3.6               Financial Assistance to Senior Employees..........  7
         3.7               Use of Proceeds from Sale of Plan Shares..........  7

                                   ARTICLE IV

                  GENERAL PROVISIONS GOVERNING PLAN SECURITIES
                    ACQUIRED AND HELD BY NOMINEE UNDER PLAN

         4.1               Nominee to Hold Plan Securities in Accordance
                             with Plan.......................................  7
         4.2               General Restriction on Transfers..................  7
         4.3               Register of Participant Holdings..................  7
         4.4               Dividends on Subordinate Voting Shares............  8
         4.5               Voting of Plan Shares.............................  8
         4.6               Management Representatives to Make Elections......  8

                                    ARTICLE V

           GRANT OF OPTIONS AND GENERAL TERMS AND CONDITIONS THEREOF

         5.1               Grant of Target Options...........................  8

                                        i

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         5.2               Vesting of Target Options.........................  8
         5.3               Grant of Base Options.............................  9
         5.4               Terms and Conditions of Options...................  9
         5.5               Expiry of Options................................. 10
         5.6               Payment of Option Exercise Price.................. 10
         5.7               Treatment of Subordinate Voting Shares Acquired
                             Upon Exercise of Options........................ 10
         5.8               Accelerated Vesting on Change of Control.......... 10
         5.9               Adjustments in Event of Change in Subordinate
                             Voting Shares................................... 10
         5.10              Termination of Options Upon Death or Termination
                             of Employment................................... 10
         5.11              Right to Exercise Options Subject to Legal
                             Restrictions.................................... 11
         5.12              Options to be Granted in Accordance with Laws..... 11
         5.13              Participants to Deliver Written Representations
                             Prior to Exercise of Options.................... 11
         5.14              No Rights as a Shareholder........................ 11
         5.15              Reduction in Number of Shares Subject to Options
                             in Event of Prolonged Leave..................... 11

                                   ARTICLE VI

               PERMITTED AND REQUIRED TRANSFERS OF PLAN SECURITIES

         6.1               Permitted Transfers of Plan Shares to Immediate
                             Family Members and Personal Entities............ 12
         6.2               Permitted Sales of Plan Shares.................... 12
         6.3               Intentionally deleted............................. 13
         6.4               Intentionally deleted............................. 13
         6.5               Required Sales Upon Participant Loan Default...... 13
         6.6               Required Sales in Connection with Reimbursement
                             Amount.......................................... 13
         6.7               Closing of Sales.................................. 13
         6.8               Cancellation of Options Upon Termination of
                             Employment...................................... 13
         6.9               Payment of Additional Amounts Upon Termination of
                             Employment...................................... 14
         6.10              All Payments to be Applied First to Repayment of
                             Participant Loans and Participant Reimbursement
                             Amount.......................................... 14

                                   ARTICLE VII

               REIMBURSEMENT OF CELESTICA AND D2D BY PARTICIPANTS

         7.1               All Issuances of Plan Securities Conditional on
                             Agreement by Participant to Reimburse........... 15
         7.2               Reimbursement by Participants..................... 15
         7.3               Celestica and D2D to Give Notice of
                             Participant Liability........................... 15
         7.4               Payment of Participant Reimbursement Amount....... 15
         7.5               Release of Pledge of Plan Securities.............. 15

                                  ARTICLE VIII

                       AMENDMENT AND TERMINATION OF PLAN

         8.1               Amendment of Plan................................. 16
         8.2               Termination Not to Affect Outstanding
                             Plan Securities................................. 16
         8.3               Termination of Plan............................... 16

                                       ii

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                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1               Notices........................................... 16
         9.2               Financial Information............................. 16
         9.3               No Rights to Continued Employment................. 16
         9.4               Assignment........................................ 16

                                    ARTICLE X

                                 EFFECTIVE DATE

         10.1              Effective Date.................................... 17

                                       iii